SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the registrant  [X]

Filed by party other than the registrant  [  ]

Check the appropriate box:

[X] Preliminary proxy statement

[  ] Definitive proxy statement

[  ] Definitive additional materials

[  ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         Insignia Financial Group, Inc.
                (Name of Registrant as Specified in its Charter)

                         Insignia Financial Group, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     N/A  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

     [  ] $500 per party to the  controversy  pursuant  to  Exchange  Act Rule
          14a-6(i)(3)

     [  ] Fee computed on table below per Exchange Act Rules  14a-6(i)(4)  and
          0-11

          (1)  Title of each class of securities to which transaction applies:


          (2)  Aggregate number of securities to which transaction applies:





          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)



     (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

      (4)  Proposed maximum aggregate value of transaction:

     [  ] Check box if any part of the fee is offset as  provided  by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, schedule, or registration statement no.:

      (3)  Filing party:

      (4)  Date filed:





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                         INSIGNIA FINANCIAL GROUP, INC.

               One Insignia Financial Plaza, Post Office Box 1089
                        Greenville, South Carolina 29602


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                            March 31, 1997

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders of Insignia Financial Group, Inc., a Delaware corporation (the "Company"), will be held at the Hyatt Regency Hotel, 220 North Main Street, Greenville, South Carolina, on Wednesday, April 30, 1997, at 10:00 a.m., local time, to consider and act upon the following matters:

(1)  The election of seven (7) directors;

(2) The amendment of the Company's Certificate of Incorporation, as amended, to authorize 50,000,000 additional shares of the Class A Common Stock, par value $0.01 per share, of the Company ("Common Stock");

(3) The approval of an amendment to the Insignia 1992 Stock Incentive Plan increasing the aggregate number of shares of Common Stock authorized from 4,666,666 to 5,250,000;

(4)  The approval of bonus plans for two key executives;

(5) The ratification of the selection of Ernst & Young LLP as independent auditors of the accounts of the Company for the year ending December 31, 1997; and

(6) The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on March 10, 1997 are entitled to notice of and to vote at the meeting. A complete list of such stockholders will be available at the time and place of the meeting, and during the ten days prior to the meeting at the principal executive offices of the Company, located at One Insignia Financial Plaza, Greenville, South Carolina.

     A copy of the Company's Annual Report for the year ended December 31, 1996 is enclosed.



                                          /s/
                                          --------------------
                                          Andrew L. Farkas
                                          Chairman, President and Chief
                                          Executive Officer

WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE -- WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.



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                         INSIGNIA FINANCIAL GROUP, INC.

               One Insignia Financial Plaza, Post Office Box 1089
                        Greenville, South Carolina 29602


                                 PROXY STATEMENT

                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 30, 1997


                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Insignia Financial Group, Inc. (the "Company" or "Insignia") for the Annual Meeting of Stockholders to be held on Wednesday, April 30, 1997, at 10:00 a.m., local time, at the Hyatt Regency Hotel, 220 North Main Street, Greenville, South Carolina and any adjournments thereof. This Proxy Statement and the enclosed form of proxy were first sent to stockholders commencing on or about March 31, 1997.

     The cost of this solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegram, by directors, officers and employees of the Company who will receive no additional compensation therefor. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing. To assist in the solicitation of proxies, the Company may, if necessary, engage [Beacon Hill Partners, Inc.] at a fee not to exceed [$3,000] plus reimbursement of its out-of-pocket expenses.

     A stockholder who executes the accompanying form of proxy may revoke it (i) by written notice of revocation or a later dated proxy sent to the Company at Post Office Box 1089, Greenville, South Carolina 29602, Attn: John K. Lines, General Counsel and Secretary, and received by the Company prior to the vote, or
(ii) by personal attendance and withdrawal of the proxy at the Annual Meeting of Stockholders. All shares represented by valid proxies received pursuant to the solicitation and prior to the meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification.

     All references to shares and prices of Common Stock throughout this proxy statement have been restated where necessary to reflect the 2 for 1 stock split effected as a stock dividend in January 1996.


                          VOTING SECURITIES OUTSTANDING

     Only stockholders of record at the close of business on March 10, 1997 will be entitled to vote at the Annual Meeting of Stockholders. As of March 10, 1997, the Company had outstanding 29,006,911 shares of Class A Common Stock, par value $0.01 per share ("Common Stock"), which are the only outstanding voting securities of the Company.


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                               VOTING OF PROXIES

     Each holder of Common Stock is entitled to cast, in person or by proxy, one vote for each share of Common Stock held by such stockholder at the close of business on March 10, 1997, on all matters submitted to a vote of the stockholders. Stockholders do not have cumulative voting rights in the election of directors.

     On all matters submitted to the vote of the stockholders at the Annual Meeting as described herein, (i) a plurality of the votes of the shares present in person or represented by proxy and entitled to vote as to the election of directors (ii) a majority of the votes of the shares present in person or represented by proxy and entitled to vote as to the approval of the proposal to amend the Company's Certificate of Incorporation and as to the amendment to the Insignia 1992 Stock Option Plan (provided that the total vote cast on each such proposal represents the majority in interest of all securities entitled to vote on each such proposal) and (iii) a majority of the votes of the shares present in person or represented by proxy and entitled to vote as to the approval of the bonus plans for two key executives and the ratification of the appointment of the auditors, will be determinative.

     All proxies in the form enclosed received by the Company, including those as to which no preference is indicated, will be voted, in the absence of instructions to the contrary, (i) for the election of each of the nominees listed under "Election of Directors" as a director of the Company to hold office until the next Annual Meeting of Stockholders and until his successor shall be elected and qualified, (ii) for the approval of the amendment to the Company's Certificate of Incorporation, (iii) for the amendment to the Insignia 1992 Stock Incentive Plan, (iv) for the approval of the bonus plans for two key executives,
(v) for ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 1997, and (vi) with respect to such other business as may properly come before the meeting (or any adjournment thereof) in accordance with the judgment of the persons designated in the proxy. In the unanticipated event that any person nominated as director cannot be a candidate at the Annual Meeting, all such proxies received may be voted in favor of such substituted nominee as shall be designated by the Board of Directors.

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions with respect to any matter (other than for elections of directors) will not be voted; therefore, abstentions will have the effect of a vote against the matter in question.

     In accordance with the rules of the New York Stock Exchange, brokers and nominees may be precluded from exercising their voting discretion with respect to certain matters to be acted upon and thus, in the absence of specific instructions from the beneficial owner of the shares, will not be empowered to vote the shares on such matters and therefore will not be counted in determining the number of shares necessary for approval. Shares represented by such broker non-votes will, however, be counted for purposes of determining whether there is a quorum.






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                             ELECTION OF DIRECTORS

     At the Annual Meeting of Stockholders seven directors are to be elected to hold office for the ensuing year. Proxies in the accompanying form, including those as to which no preference is indicated, will be voted at the Annual Meeting, in absence of instructions to the contrary, for the election as directors of the seven nominees named below, all of whom are currently directors of the Company, to serve until the next Annual Meeting of Stockholders and until their successors are elected.

     In the event that a vacancy (which is not expected) arises among the nominees prior to the meeting due to death or for some other reason, the proxy will be voted for the remaining nominees and may be voted for a substitute nominee designated by the Board of Directors.

     As of March 10, 1997, Andrew L. Farkas beneficially owned 8,233,976 shares or 27.9% of the outstanding Common Stock. As of that date, all directors and officers as a group beneficially owned 11,251,683 shares or 35.6% of the outstanding Common Stock.

     All directors hold office until their successors have been elected and qualified or until their earlier resignation or removal. Directors are elected annually. There are no family relationships between any of the directors or executive officers of Insignia, except that Robin L. Farkas is the father of Andrew L. Farkas.

     Opposite the name of each nominee for election as director is shown (i) his age, (ii) his position with the Company, and (iii) the year in which he first became a director of the Company.

                                                                 Beginning Year
                                                                      of
   Name                       Age      Positions/Office       Service as Director


Andrew L. Farkas              36       Chairman of the Board          1990
                                       of Directors, President and
                                       Chief Executive Officer
                                       of Insignia

Robert J. Denison             55       Director of Insignia           1996

Robin L. Farkas               63       Director of Insignia           1993

Merril M. Halpern             62       Director of Insignia           1993

Robert G. Koen                50       Director of Insignia           1993

Michael I. Lipstein           60       Director of Insignia           1993

Buck Mickel                   71       Director of Insignia           1993




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     Andrew L. Farkas has been  President  of  Metropolitan  Asset  Group,  Ltd.
("MAG"), a real estate investment banking firm, since 1983, has been President of Insignia from its inception until January 1991 and since January 1995. He has been Chairman and Chief Executive Officer of Insignia since January 1991. He has been Chairman of Insignia Properties Trust, a subsidiary of Insignia, since January 1997.

     Robert J. Denison has been a director of Insignia since May 1996. Mr. Denison has been General Partner of First Security Company II, L.P., an investment advisory firm, for more than the past five years.

     Robin L. Farkas has been a director of Insignia since August 1993. Mr. Farkas is the retired Chairman of the Board and Chief Executive Officer of Alexander's Inc., a real estate company. He served in that capacity from 1984 until 1993. Alexander's Inc. filed a petition under Chapter 11 of the Federal Bankruptcy Code in May 1992. He is also a director of Refac Technology Development Corporation, Noodle Kiddoodle, Inc. and Containerways International, Ltd..

     Merril M. Halpern has been a director of Insignia since August 1993. Mr. Halpern has been Chairman of the Board of Directors and chief executive officer of Charterhouse Group International, Inc. ("Charterhouse"), a privately-owned investment firm which, among other things, actively engages in making private equity investments in a broad range of industrial and service companies located primarily in the United States, for more than the past five years. Mr. Halpern is also a director of Charter Power Systems, Inc., DMPF Corp., and Dreyer's Grand Ice Cream, Inc.

     Robert G. Koen has been a director of Insignia since August 1993. Since February 1996, Mr. Koen has been a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, which represents Insignia or certain of its affiliates from time to time. From January 1991 to February 1996, Mr. Koen was a partner in the law firm of LeBoeuf, Lamb, Greene & MacRae.

     Michael I. Lipstein has been a director of Insignia since August 1993. Mr. Lipstein is, and for more than the past five years has been, self-employed in the real estate business, including ownership, management, and lending.

     Buck Mickel has been a director of Insignia since August 1993. Mr. Mickel has been Chairman of the Board and Chief Executive Officer of RSI Holdings, a company offering distribution of outdoor equipment, for more than the past five years. Mr. Mickel is also a director of Fluor Corporation, The Liberty Corporation, NationsBank Corporation, Emergent Group, Inc., Delta Woodside Industries, Inc., Duke Power Company, and Textile Hall Corporation.






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     Insignia  or  Metropolitan  Asset  Enhancement,  L.P.  ("MAE"),  a Delaware
limited partnership in which Insignia owns a 19.1% limited partnership interest, from time to time acquires, and MAG from time to time has acquired, general partner interests in or general partners of limited partnerships ("Troubled Limited Partnerships") that are or were in default under mortgages encumbering all or a portion of their assets. Andrew L. Farkas is the sole stockholder, a director, and a corporate officer of the sole general partner of MAE. Such defaults usually occur as a result of the inability of such assets to generate sufficient cash flow to service such mortgages on a timely basis. In connection with those activities, Insignia and MAE, and in the past MAG, typically attempt to negotiate restructurings of the outstanding liabilities of a Troubled Limited Partnership with creditors of such partnership. At times, it becomes desirable to cause a Troubled Limited Partnership to seek protection under the Federal bankruptcy law to expedite such negotiations. MAE, Insignia, MAG, their affiliates, or Andrew L. Farkas (in his capacity as a senior officer of a corporate general partner or as an individual general partner, as the case may
be), have caused approximately fifteen partnerships (not including lower tier partnerships) to file for protection from creditors under Chapter 11 of the Federal Bankruptcy Code within the past five years. In addition, William H. Jarrard, Jr., Managing Director - Partnership Administration of Insignia, is an executive officer of some of the general partners of the Troubled Limited Partnerships. None of these Chapter 11 cases have been converted to cases under Chapter 7 of the Federal Bankruptcy Code, which governs liquidations in bankruptcy. Substantially all of such Chapter 11 cases have been resolved and/or concluded. None of such entities were forced to seek protection from creditors under the Federal Bankruptcy Code on an involuntary basis.

     There are no arrangements or understandings between the Company and any person as to his election as director, other than with Mr. Farkas as later described under "Compensation of Directors and Executive Officers - Employment Agreements."

     The Company maintains standing Executive, Compensation, and Audit Committees, but does not have a nominating committee. The Executive Committee, whose members are Messrs. Andrew L. Farkas, Robin L. Farkas, Halpern, and Lipstein, met four times during 1996. The Executive Committee meets on call and has authority to act on most matters during intervals between Board meetings. The Compensation Committee met nine times during 1996. Its members are Messrs. Denison, Lipstein, and Mickel. The Compensation Committee reviews and approves all compensation arrangements, including annual bonuses, for senior officers of Insignia, and administers Insignia's 1992 Stock Incentive Plan. The Audit Committee, whose members are Messrs. Denison, Halpern, and Koen, recommends annually to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the audits, the internal accounting controls of the Company, audit practices, and the professional services furnished by the independent auditors, and reviews all transactions proposed to be entered into between the Company and any of its affiliates. During 1996, the responsibilities of the Audit Committee were fulfilled by the Board of Directors at its meetings.

     The Board of Directors met seven times during 1996. No director attended fewer than 75% of the total number of meetings of the Board of Directors and the Committees on which he served.




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                    AMENDMENT OF CERTIFICATE OF INCORPORATION

     On March 7, 1997, the Board of Directors adopted a resolution approving an amendment to the Company's Certificate of Incorporation (as previously amended, the "Certificate") to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000. The amendment is subject to stockholder approval, and will be presented to the stockholders at the Annual Meeting for consideration and approval. If approved by the stockholders, the proposed amendment will become effective upon the filing of an amendment to the Company's Certificate with the Secretary of State of Delaware, which will occur as soon as reasonably practicable after approval.

     As of December 31, 1996, 28,857,097 shares of Common Stock were issued and outstanding and an additional 15,155,969 shares were reserved for issuance in connection with outstanding stock options, warrants, convertible notes and convertible preferred securities. The Board of Directors of the Company has recommended the amendment to the Certificate in order to provide the Company with a sufficient number of authorized shares of Common Stock for the Company's general corporate needs. The Board of Directors believes that the availability of additional shares will provide the Company with the flexibility to issue Common Stock for possible future financings, stock dividends or distributions, acquisitions, stock option plans or other proper corporate purposes that may be identified in the future by the Board of Directors, without the possible expense and delay of calling a special stockholders' meeting. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for persons who do not acquire additional shares to maintain their pro rata interest in the Company, on such stockholders' percentage voting power.

     The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by the Company's stockholders, except as may be required by applicable law or by the rules of the New York Stock Exchange or other stock exchange or national securities association trading system on which the Common Stock may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock have no preemptive rights.

     The Company has no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of Common Stock proposed to be authorized. The Board of Directors does not intend to issue any Common Stock except on terms which the Board of Directors deems to be in the best interests of the Company and its then existing stockholders. Any future issuance of Common Stock will be subject to the rights of holders of outstanding shares of any preferred stock which the Company may issue in the future.

     Although the Company has no present intention to issue shares of Common Stock in the future in order to make acquisition of control of the Company more difficult, future issuances of Common Stock could have that effect. For example, the acquisition of shares of the Common Stock by an entity in order to acquire control of the Company might be discouraged through the public or private issuance of additional shares of Common Stock, since such issuance would dilute the stock ownership of the acquiring entity. Common Stock also could be privately placed with purchasers who might side with the Board of Directors in opposing a takeover bid, thus discouraging such a bid.

Vote Required

     Approval of the amendment to the Company's Certificate requires the affirmative vote of at least the majority of the votes of the shares present in person or represented by proxy and entitled to vote on the proposal, provided that the total vote cast on the proposal represents the majority in interest of all securities entitled to vote on the proposal. The Board of Directors recommends that stockholders vote their shares for approval of the amendment to the Company's Certificate.




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           APPROVAL OF AMENDMENT TO THE INSIGNIA 1992 STOCK INCENTIVE
                                      PLAN


General

     The Insignia 1992 Stock Incentive Plan was adopted by the Board of Directors of the Company, and approved by the stockholders of the Company, in order to give employees (including officers of, directors of, consultants and advisors to, and prospective employees and directors of, the Company and its present and future subsidiaries) an opportunity to acquire an investment in the Company, thereby giving such persons additional incentives to commence their employment by or service to the Company or any of its present or future subsidiaries, remain in the employ or service of the Company or any of its present or future subsidiaries, and/or to continue and increase their efforts with respect to the Company and its present and future subsidiaries, as the case may be. The Insignia 1992 Stock Incentive Plan was amended in 1994 and in 1996 (as amended, the "Existing Plan").

     The 1994 amendments (i) increased the aggregate number of shares of Common Stock subject to the Awards (as defined below) granted or to be granted pursuant to the Existing Plan from 666,666 to 2,666,666, and (ii) provided that the maximum number of shares of Common Stock with respect to which Awards could be granted to any individual under the Existing Plan during any fiscal year of the Company could not exceed 200,000. The 1996 amendments to the Existing Plan provided (i) that the aggregate number of shares of Common Stock subject to Awards granted or to be granted pursuant to the Existing Plan be increased from 2,666,666 to 4,666,666, (ii) that the maximum number of shares of Common Stock with respect to which Awards could be granted to any individual under the Existing Plan during any fiscal year of the Company could not exceed 400,000,
(iii) for certain technical amendments in order for the Existing Plan to satisfy the requirements under the final regulations issued under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and (iv) clarification that the Compensation Committee of the Board of Directors has the authority to accelerate the vesting of Awards upon the occurrence of a Change of Control of the Company (as defined in the Plan). The Board of Directors is submitting to the stockholders for their approval an amendment to the Existing Plan.

Amendment To The Existing Plan and Reasons For Approval

     On March 7, 1997, the Board of Directors amended the Existing Plan, subject to the approval of the Company's stockholders, to provide that the aggregate number of shares of Common Stock subject to Awards granted or to be granted pursuant to the Existing Plan be increased from 4,666,666 to 5,250,000.

     As of March 10, 1997, without giving effect to the proposed amendment to the Existing Plan, there were 330,700 shares available under the Existing Plan for additional grants. The 1996 increase of 2,000,000 shares in the aggregate number of shares of Common Stock subject to Awards was required to provide for grants totaling 1,064,850 previously made by the Board of Directors subject to approval by the stockholders. In addition, grants totaling 400,000 shares were made in connection with the acquisition of Edward S. Gordon Company, Inc. The Board of Directors believes that the Company's ability to grant additional Awards is important to the Company's ability to recruit and retain qualified personnel and to structure competitive acquisitions transactions.

Material Features Of The Plan

     The following description of the Existing Plan, giving effect to the proposed amendment (the "Plan"), is a summary and is qualified in its entirety by reference to the text of the Plan, which is attached hereto as Exhibit A.

     Stock Subject To The Plan The Plan provides for the issuance of awards in respect to a maximum of 5,250,000 shares of Common Stock (subject to certain adjustments described below). Awards may be made by grants of restricted shares ("Restricted Shares") and stock options ("Options") (collectively "Awards"). As of March 10, 1997, the closing price for the Common Stock on the New York Stock Exchange was $20.625 per share.

     Administration The Plan is administered by the Compensation Committee of the Board of Directors, which has plenary authority, in its discretion, to grant Awards under the Plan and to determine the terms and conditions (which need not be identical) of all Awards so granted. The Board of Directors has the right to amend or terminate the Plan in certain circumstances, provided that any amendment or modification must comply with applicable law, listing requirements, the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 and the requirements under Code Section 162(m).

     Eligibility Awards can be made only to (a) key employees (including officers) of, directors of, and consultants and advisors to, the Company or any of its present or future subsidiaries, and (b) prospective employees and directors of the Company or any of its present or future subsidiaries. In accordance with provisions included in the Plan, Awards have been made to substantially all of the approximately [360] individuals currently eligible under the Plan. In making determinations under the Plan, the Compensation Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and its present and future subsidiaries, and such other factors as the Compensation Committee deems relevant.

     Options The purchase price per share of Common Stock under each Option will be determined by the Compensation Committee and set forth in the applicable agreement evidencing such Option, and will not be less than the par value of the Common Stock. In the event the Compensation Committee grants an Option which is intended to be an incentive stock option ("ISO") or grants an Option which is not intended to be an ISO (a "Nonqualified Stock Option") and which is intended to be "performance based" for purposes of Section 162(m) of the Code, the purchase price per share of Common Stock under each such Option will be not less than 100% of the fair market value of the Common Stock on the date of the grant, and in no event less than the par value of the Common Stock. Fair market value will be (A) the last sales price reported for the Common Stock on the applicable date (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted by the National Association of Securities Dealers (or on the first day prior thereto on which the Common Stock was reported or quoted) or (B) if not so traded or quoted, as determined by the Compensation Committee. The term of each Option will be for such period as the Compensation Committee shall determine, as set forth in the applicable agreement evidencing such Option, but not more than 10 years from the date of grant in the case of an ISO. ISOs may be granted only to employees and prospective employees, however, and no ISO can be granted to an employee who, at the time the ISO is granted, owns, or is considered as owning within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or combined voting power of all classes of stock of the Company or any of its present or future subsidiaries, unless at the time the ISO is granted, the option price is at least 110% of such fair market value of the Common Stock subject to the ISO and the ISO by its terms is not exercisable after the expiration of 5 years from the date it is granted. Subsequent to the grant of an Option but before its complete termination, however, the Compensation Committee may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option). Unless otherwise provided in the Plan, no Option will be exercisable before 6 months after it is granted.

     In general, payment of the Option purchase price will be made in cash or in whole shares of Common Stock already owned by the holder or partly in cash and partly in such Common Stock, as determined by the Compensation Committee when granted.

     Restricted Shares and Cash Awards The Compensation Committee will determine whether shares of Common Stock covered by Awards of Restricted Shares will be issued at the beginning or end of a restriction period, whether an amount equal to any regular cash dividends or any other distributions payable upon the Common Stock covered by an Award of Restricted Shares that is issuable at the end of a relevant restriction period ("Dividend Equivalents") will be paid during the relevant restriction period, and will designate a valuation date with respect to each Award of Restricted Shares that will constitute the end of the relevant restriction period. The Compensation Committee may prescribe other restrictions, terms and conditions applicable to the vesting of Restricted Shares in addition to those provided in the Plan. The Compensation Committee will determine the price, if any, to be paid by the holder for Restricted Shares, but the issuance of Restricted Shares must be made for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable.


     Restricted Shares issued at the beginning of the relevant restriction period will constitute issued and outstanding shares of Common Stock for all corporate purposes. The holder will have the right to vote such Restricted Shares, to receive and retain all dividends and other distributions, as the Compensation Committee may in its sole discretion designate, paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Shares, except, among other things, that (a) the holder will not be entitled to delivery of the stock certificates representing such Restricted Shares until the relevant restriction period has expired and unless all other vesting requirements with respect thereto have been fulfilled or waived, (b) other than regular cash dividends and such other distributions as the Compensation Committee in its sole discretion may designate, the Company will retain custody of all distributions made or declared with respect to the Restricted Shares during such restriction period ("Retained Distributions") until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions have been made, paid or declared shall become vested, and such Retained Distributions will be subject to the same restrictions, terms, and vesting and other conditions as are applicable to the Restricted Shares, and (c) the holder may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Shares or any Retained Distributions or his interest in any of them during the relevant restriction period.

     Restricted Shares issued at the end of the relevant restriction period shall not constitute issued and outstanding shares of Common Stock, and the holder will not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an Award of Restricted Shares, until such shares have been transferred to the holder at the end of the relevant restriction period. If and to the extent that shares of Common Stock are to be issued at the end of the relevant restriction period, the holder will be entitled to receive Dividend Equivalents with respect to the shares of Common Stock covered thereby either (a) during the restriction period, or (b) in accordance with the rules applicable to Retained Distributions.

     In connection with any Award of Restricted Shares, an agreement evidencing such Award may provide for the payment of a cash amount (a "Cash Award") to the holder of such Restricted Shares at any time after such Restricted Shares have become vested. Such Cash Awards will be payable in accordance with such additional restrictions, terms, and conditions as are prescribed by the Compensation Committee in the relevant agreement and will be in addition to any other salary, incentive, bonus, or other compensation payments which such holder is otherwise entitled or eligible to receive from the Company.

     Acceleration of Options and Restricted Shares If a holder's employment terminates by reason of death or permanent and total disability, (a) each outstanding Option granted to such employee under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby, and (b) the restriction period applicable to each Award of Restricted Shares made to such employee under the Plan shall be deemed to have expired, and all such Restricted Shares, any related Retained Distributions, and any unpaid Dividend Equivalents shall be vested and any Cash Award payable shall be adjusted as previously determined by the Compensation Committee.



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     The Compensation  Committee,  at any time before complete termination of an
Option or the lapsing of restrictions on Restricted Shares, may, in its sole discretion, accelerate the time or times at which such Option may be exercised or accelerate the vesting on such Restricted Shares, as applicable. Except to the extent provided in the applicable agreement, the holder's employment agreement (as approved by the Compensation Committee) or any other agreement approved by the Compensation Committee, outstanding unvested Awards shall not become vested upon a Change of Control (as defined in the Plan).

     Termination of Employment If a holder's employment terminates prior to the complete exercise of an Option granted to him, then such Option shall thereafter be exercisable solely as previously determined by the Compensation Committee; provided, however, that no Option may be exercised after the scheduled expiration of that Option, and if the holder's employment terminates by reason of death or total and permanent disability, the Option will remain exercisable for one year following such termination (but not later than the scheduled expiration of such Option). Notwithstanding the foregoing, however, if a holder's employment terminates for cause (defined as any meaning ascribed thereto in any employment agreement to which the holder is a party, or in the absence of such an employment agreement, as insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind, and the refusal to perform duties and responsibilities for any reason other than illness or incapacity), then (a) all Options held by such holder will immediately terminate, and (b) such holder's rights to all Restricted Shares, Retained Distributions, any unpaid Dividend Equivalents, and any Cash Awards will be forfeited immediately.

     Termination Awards may not be made under the Plan on or after the 10th anniversary of its effectiveness, and the Board can terminate, modify, or amend the Plan prior to such date, subject to compliance with applicable law, applicable stock exchange listing requirements, applicable requirements for exemption (to the extent necessary) under Rule 16b-3 under the Securities Exchange Act of 1934 and applicable requirements under Section 162(m) of the Code.

     Additional Provisions In the event of a stock split, stock dividend, stock distribution, combination, reclassification, recapitalization, merger, consolidation or other similar transaction which affects the character or amount of the outstanding Common Stock, the purchase price of each Award will be equitably adjusted. The number of shares subject to such Award, and the number of shares for which Awards may be granted under the Plan, also shall be appropriately adjusted.

     The Plan is not subject to any of the requirements of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.





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Certain Federal Income Tax Consequences

     The rules concerning the Federal income tax consequences with respect to Options and Restricted Shares granted and to be granted pursuant to the Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the tax consequences. In addition, the following discussion does not set forth any state or local tax consequences that may be applicable.

     Incentive Stock Options In general, an employee will not realize taxable income upon either the grant or the exercise of an ISO and the Company will not realize an income tax deduction at either such time. If the holder does not sell the Common Stock received pursuant to the exercise of the ISO within either (i) two years after the date of the grant of the ISO or (ii) one year after the date of exercise, a subsequent sale of the Common Stock will result in long-term capital gain or loss to the holder and will not result in a tax deduction to the Company.

     If the holder disposes of the Common Stock acquired upon exercise of the ISO within either of the above mentioned time periods, the holder will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise over the option price, or (ii) the amount realized upon disposition over the option price. In such event, the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the holder as ordinary income would be taxed as short- term or long-term capital gain (depending on the applicable holding period).

     In addition, (i) officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to special rules regarding the income tax consequences concerning their ISOs, (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable federal tax rules (including, without limitation, Code Section 162(m) regarding the $1,000,000 limitation on deductible compensation), (iii) the exercise of an ISO may have implications in the computation of alternative minimum taxable income, and (iv) in the event that the exercisability or vesting of any Award is accelerated because of a change of control, payments relating to the Awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes.

     Nonqualified Stock Options A holder will not realize any taxable income upon the grant of a Nonqualified Stock Option and the Company will not receive a deduction at the time of such grant unless such Option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a Nonqualified Stock Option, the holder generally will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of the Common Stock by the holder, the holder will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Common Stock. The Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.





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     In  addition,  (i) any officers  and  directors  of the Company  subject to
Section 16(b) of the Securities Exchange Act of 1934 may be subject to special tax rules regarding the income tax consequences concerning their Nonqualified Stock Options, (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation,
Code  Section   162(m)   regarding  a  $1,000,000   limitation   on   deductible
compensation), and (iii) in the event that the exercisability or vesting of any Award is accelerated because of a change of control, payments relating to the Awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes.

     Restricted Shares In general, the holder of Restricted Shares will not realize taxable income at the time a Restricted Share is awarded. In the year the restrictions on the Restricted Shares lapse, the holder will generally recognize ordinary income equal to the fair market value of the Common Stock on the date the relevant restrictions lapse over the amount, if any, paid for such Common Stock. Alternatively, the holder of Restricted Shares may elect to be taxed in the year of issuance pursuant to Code Section 83(b). In the event of such election the holder will recognize ordinary income equal to the fair market value of the Common Stock on the date of issuance over the price, if any, paid for such Common Stock.

     Any gain or loss on the subsequent sale of Common Stock will generally be either long-term capital gain or loss or short-term capital gain or loss
(depending on the applicable holding period). The Company will generally be entitled to an income tax deduction equal to the amount recognized by the holder as ordinary income at the time of such recognition.

     In addition, (i) if the Common Stock transferred to the holder is not subject to any restrictions, the holder generally will recognize ordinary income at the time of transfer on the value of the Common Stock less any amounts paid for the Common Stock and any cash dividends, Retained Distributions, Dividend Equivalents and Cash Awards, (ii) officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to special rules regarding the income tax consequences concerning their Restricted Shares, (iii) any entitlement to a tax deduction on the part of the Company is subject to the applicable Federal tax rules and (iv) in the event that the exercisability or vesting of any Award is accelerated because of a change of control, payments relating to the Awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under
Section 280G of the Code, which excess amounts may be subject to excise taxes. Awards of Restricted Shares, based on current regulations, generally do not satisfy the exception for performance-based compensation under Code Section 162(m).

                                  ***





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     In general, Section 162(m) of the Code denies a publicly held corporation a deduction  for  Federal  income  tax  purposes  for  compensation  in  excess of
$1,000,000 per year per person after January 1, 1994 to its chief executive officer and four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any employee during a specified period and the plan under which the Options are granted is approved by stockholders and is administered by a compensation committee
comprised  of  outside  directors.   The  Plan  is  intended  to  satisfy  these
requirements with respect to Options.

Vote Required

     Approval of the amendment to the Existing Plan requires the affirmative vote of at least the majority of the votes of the shares present in person or represented by proxy and entitled to vote on the proposal, provided that the total vote cast on the proposal represents the majority in interest of all securities entitled to vote on the proposal. The Board of Directors recommends that stockholders vote their shares for approval of the amendment to the Existing Plan.



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                         APPROVAL OF ANNUAL BONUS PLANS
                           FOR CERTAIN KEY EXECUTIVES

     In general, Section 162(m) of the Code, which was implemented pursuant to the Omnibus Budget Reconciliation Act of 1993, denies a publicly held corporation a deduction for Federal income tax purposes for compensation in excess of $1,000,000 per year per person after January 1, 1994 to its chief executive officer and four other officers whose compensation is required to be disclosed in its proxy statement, subject to certain exceptions. The Company's stockholders approved the Insignia Financial Group, Inc. Annual Bonus Plan for the Chief Executive Officer in 1994 and approved a modification to such plan in 1996 to preserve the Company's Federal income tax deduction for bonuses paid to the Company's Chief Executive Officer

     In June, 1996, the Board of Directors approved bonus plans for each of Messrs. Gordon and Siegel as part of their respective employment agreements which are expected to cause each individual's total compensation to exceed $1,000,000 for 1997 and for the remaining terms of the employment agreements. See "Compensation of Directors and Executive Officers -- Employment Agreements." Since each of Messrs. Gordon and Siegel are reported as one of the Company's four most highly compensated employees in this proxy statement, the bonus plans for Messrs. Gordon and Siegel described below are subject to the approval of stockholders in order to assure the Federal tax-deductibility of such bonus payments. If stockholder approval is not obtained, each bonus plan will become null and void.

      Approval of Bonus Plan for Edward S. Gordon

     The bonus plan for Edward S. Gordon (the "Gordon Plan") is included in his employment agreement dated as of June 17, 1996 with Insignia and Insignia/Edward
S. Gordon Co., Inc., a wholly-owned subsidiary of Insignia ("Insignia/Gordon"). The Gordon Plan provides for an annual bonus for the year ending December 31, 1997 (or part thereof) and each subsequent year (or part thereof) during the term of the employment agreement in an amount equal to 0.75% of
Insignia/Gordon's gross revenues for such year (or part thereof), if Insignia/Gordon's earnings before interest, taxes, depreciation and amortization ("EBITDA"), after adjustment for any bonus payable under the Gordon Plan with respect to such year (or part thereof), is not less than the Target Amount (as defined below) for such year (or pro rata portion for partial years); provided, however, that in the event Insignia/Gordon's EBITDA as so calculated is less than the Target Amount (or pro rata portion for partial years), the amount of such bonus shall be reduced by the amount of such deficiency. With respect to any year "Target Amount" is defined as Insignia/Gordon's budgeted EBITDA for such year as determined by Insignia's Compensation Committee prior to the commencement of such year (and which is $14 million for the year ending December 31, 1997) provided, however, that budgeted EBITDA for any year shall not be more than 110% of the budgeted EBITDA for the immediately preceding year, and provided further, that the Target Amount may be increased or decreased from time to time if Insignia's Compensation Committee reasonably determines that anticipated increases or decreases in Insignia/Gordon's EBITDA must be reflected as a result of any acquisitions or dispositions, respectively, by Insignia/Gordon. See "Compensation of Directors and Executive Officers -- Employment Agreements."





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      Approval of Bonus Plan for Stephen B. Siegel

     As noted under "Compensation of Directors and Executive Officers - Employment Agreements," the Company's employment agreement with Stephen B. Siegel was amended effective January 1, 1997. The principal terms of the employment agreement as amended are described under that caption. Two components of the employment agreement as amended are subject to stockholder approval to satisfy one of the requirements of Section 162(m) of the Code, in order to permit the Company to deduct payments in excess of $1 million in any fiscal year. The provisions requiring such approval are described below.

     If these provisions are approved by the Company's stockholders, commencing with the year ending December 31, 1997, Mr. Siegel will receive, for each year or part thereof during the employment term, an amount equal to 0.6% of the gross commissions earned, received and retained by Insignia/Gordon; provided, however, if in any year Insignia/Gordon's gross commissions after reduction for amounts payable to Mr. Siegel pursuant to this provision do not exceed a target amount specified by the Company's Compensation Committee, the amount payable to Mr. Siegel will be reduced by the amount of the deficiency. The target amount for gross commissions for 1997 is $_________ and will increase for each subsequent year to an amount not more than 110% of the target amount for the immediately preceding year, as determined by the Company's Compensation Committee in its sole discretion. Further, commencing with the year ending December 31, 1997, Mr. Siegel will receive for each year in which "Adjusted Profits" of Insignia/Gordon exceed a target amount specified by the Company's Compensation Committee a bonus equal to 1.0% or less of such Adjusted Profits as determined by the Company's Compensation Committee and approved by the Board of Directors, in its sole discretion. Adjusted Profits means earnings before interest, taxes, depreciation and amortization but after deduction of amounts payable to Mr. Siegel pursuant to this provision. The target amount for Adjusted Profits for 1997 is $15,000,000 and will increase for each subsequent year to an amount not more than 110% of the target amount for the immediately preceding year, as determined by the Company's Compensation Committee in its sole discretion.

Vote Required

     The affirmative vote of at least a majority of the votes of the shares present in person or represented by proxy and entitled to vote on this matter at the meeting is required to approve the Gordon and Siegel Bonus Plans. The Board of Directors recommends that stockholders vote their shares for approval of the Gordon and Siegel Bonus Plans.








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                   RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP, independent accountants, to be the independent auditors of the books, records and accounts of the Company for the year ending December 31, 1997. Ernst & Young LLP served as the Company's auditors for the seven fiscal years ended December 31, 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required

     Ratification of the appointment of the independent accountants requires the affirmative vote of a majority of the votes of the shares present in person or represented by proxy and entitled to vote on this matter at the meeting. The Board of Directors recommends that stockholders vote their shares for the ratification of the appointment of the independent accountants.




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                                PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Common Stock to the Dow Jones Global Index - U. S. and to the Dow Jones Real Estate Investment Index assuming that $100 was invested on December 31, 1991, and assuming the reinvestment of dividends. In October 1993 (indicated by the "[OMICRON]" in the graph below), the Company completed its first underwritten public offering in which 5,910,000 shares of Common Stock were sold by the Company and 3,060,000 shares were sold by certain stockholders of the Company. The initial offering price of the stock was $8.00 per share. Prior to the offering, the Common Stock was traded in the over-the-counter market. The Company believes that trading in the Common Stock prior to the offering was very limited and the Company was not aware of any market price quotations.






A PEFORMANCE GRAPH REFLECTING THE INFORMATION STATED IN TABULAR FORMAT BELOW APPEARS IN THIS AREA.





                                             Dow Jones            Dow Jones
                         Insignia             Global             Real Estate
     Value At          Common Stock        Index - U.S.       Investment Index

December 31, 1991         $100                 $100                  $100
December 31, 1992          125                  109                    90
October 13, 1993           533                   96                    80
December 31, 1993          766                   97                    79
December 31, 1994          670                   95                    73
December 31, 1995        1,283                  128                    85
December 31, 1996        1,500                  154                   109

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

     Each of Insignia's directors who is not an employee of Insignia received during 1996, and currently receives, a fee of $10,000 per year for serving as a director, plus $2,000 per meeting attended (up to a maximum of $10,000). Each director who is not an employee of Insignia also received a bonus of $12,500 based on the Company's 1996 performance. Each director who is not an employee of Insignia is eligible to participate in the Insignia 1995 Non- Employee Director Stock Option Plan.

Summary Compensation Table

     The following table sets forth the compensation of the Company's Chief Executive Officer and the Company's four most highly compensated executive officers, other than the Chief Executive Officer, who served as executive officers at the end of 1996:

-------------------------------------------------------------------------------------------------------------------
                           Annual Compensation                      Long Term Compensation
-------------------------------------------------------------------------------------------------------------------
                                                                    Awards        Payouts
                                                           --------------------------------------------------------
                                                               Restricted  Securities
                                                  Other Annual Stock       Underlying     LTIP       All Other
Name and Principal                                Compensation Awards      Options/SARs   Payout     Compensation
Position            Year      Salary($) Bonus($)  ($)          ($)         (#)            ($)        ($)
-------------------------------------------------------------------------------------------------------------------

Andrew L. Farkas    1996      600,000  1,450,000   151,055(a)               300,000                  58,500  (b)
  Chairman,         1995      600,000  1,450,000   233,636(c)               628,000                  48,000  (b)
  President and     1994      600,000  1,000,000   124,000(d)                   ---                  40,500  (b)
  Chief Executive
  Officer

Edward S. Gordon    1996(i)   505,130     -----     83,377(e)(f)            250,000  (g)              -----
  Office of the
  Chairman

Stephen B. Siegel   1996      303,333     -----    584,117(e)(f)             75,000  (h)              6,000  (b)
  Executive
  Managing Director

Frank M. Garrison   1996      250,000   400,000        (f)                    -----                   3,000  (b)
  Executive         1995      199,667   325,000        (f)                  190,000                   3,000  (b)
  Managing Director 1994      169,373   200,000        (f)                   90,000                   3,000  (b)

James A. Aston      1996      250,000   400,000        (f)                     ----                   3,000  (b)
  Office of the     1995      194,900   325,000        (f)                  250,000                   3,000  (b)
  Chairman          1994      154,000   200,000        (f)                   40,000                   3,000  (b)
  Chief Financial
  Officer

----------------------------------

(a) Represents forgiveness of $100,000 principal and $7,641 interest related to a $400,000 loan in accordance with the Employment Agreement dated August 1, 1993. Perquisites totaled $43,414 including $30,267 for personal use of leased aircraft.

(b) Represents Insignia's contribution under its 401(k) and 401(k) Restoration Plans.

(c) Represents forgiveness of $100,000 principal and $18,000 interest related to a $400,000 loan in accordance with the Employment Agreement dated August 1, 1993. Perquisites totaled $115,636 including $37,284 for personal use of leased aircraft and $32,231 for personal tax return assistance.

(d) Represents forgiveness of $100,000 principal and $24,000 interest related to $400,000 loan in accordance with the Employment Agreement dated August 1, 1993. Total perquisites were less than $50,000.

(e) Sales commissions. Does not reflect certain advance payments with respect to a non-compete agreement. See "Compensation of Directors and Executive Officers - Employment Agreements."

(f)  Total perquisites were less than 10% of total salary and bonus.

(g) Does not include options to purchase 840,679 shares by the Company assumed in the acquisition of Edward S. Gordon Company, Inc.

(h) Does not include options to purchase 146,680 shares by the Company assumed in the acquisition of Edward S. Gordon Company, Inc..

(i)  Employment began on July 1, 1996.


Option/SAR Grants in Last Fiscal Year

     The following table sets forth information concerning stock options granted by Insignia during 1996 to each of the executive officers (including the Chief Executive Officer) named in the Summary Compensation Table:


-----------------------------------------------------------------------------------------------------
                                                                        Potential Realizable Value
                                                                          at Assumed Annual Rates
                                                                        of Stock Price Appreciation
                  Individual Grants                                          For Option Terms (a)
-----------------------------------------------------------------------------------------------------
                                   % of Total
                                    Options/
                                      SARs
                                   Granted to     Exercise or
                    Options/       Employeesin    Base Price
                      SARs        Fiscal Year     ($/Share)   Expiration
       Name         Granted (#)       (b)            (c)         Date         5%                10%
-----------------------------------------------------------------------------------------------------


   Andrew L. Farkas   300,000(f)      37.5         $19.50      2/20/01   $1,616,243(d)   $3,571,483(d)

   Edward S. Gordon   250,000(f)(g)   31.2         $27.125      7/1/01   $1,873,529(e)   $4,140,020(e)

   Stephen B. Siegel   75,000(f)(h)    9.4         $27.125      7/1/01     $562,058(e)   $1,242,005(e)

   Frank M. Garrison     none

   James A. Aston        none



(a) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of Common Stock price.

(b) During the year ended December 31, 1996, stock options representing an aggregate of 801,000 shares of Common Stock were issued to all employees as a group.

(c) Exercise prices represent the fair market value, as determined by the Board of Directors, on the date of grant. The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the date of exercise, or a combination thereof.

(d) Represents gain before income taxes; the fair market value of the Common Stock on February 20, 1995, (the date of the grant), as determined by the Board of Directors, was $19.50 per share.

(e) Represents gain before income taxes; the fair market value of the Common stock on July 1, 1995, (the date of the grant), as determined by the Board of Directors, was $27.125 per share.

(f) All such options become exercisable in five equal annual installments, the first installment becoming exercisable six months after the date of grant.

(g) Does not include options to purchase 840,679 shares by the Company assumed in the acquisition of Edward S. Gordon Company, Inc.

(h) Does not include options to purchase 146,680 shares by the Company assumed in the acquisition of Edward S. Gordon Company, Inc..

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Value Table

     The following table sets forth information concerning the exercise of stock options during fiscal 1996 by each of the executive officers (including the Chief Executive Officer) set forth on the Summary Compensation Table and the fiscal year-end value of unexercised options.


=============================================================================================
                                                       Number of Securities      Value of Unexercised In-The-
                                                       Underlying Unexercised    Money Options/SARs at Fiscal
                                                       Options/SARs at Fiscal        YearYear-End ($) (a)
                                                                End (#)
                      Shares Acquired
                       on Exercise      ValuesRealized    Exercisable (E)/           Exercisable (E)/
          Name                  (#)          ($)         Unexercisable (U)           Unexercisable(U)
=============================================================================================

Andrew L. Farkas           none                            521,333  (E)              $4,156,830  (E)
                                                           406,667  (U)               2,107,919  (U)
                                                           928,000                   $6,264,749

Edward S. Gordon           none                                -0-  (E)(b)                 $-0-  (E)(b)
                                                           250,000  (U)                     -0-  (U)
                                                           250,000                         $-0-

Stephen B. Siegel          none                                -0-  (E)(c)                 $-0-  (E)(c)
                                                            75,000  (U)                     -0-  (U)
                                                            75,000                         $-0-

Frank M. Garrison        52,236          $746,034          112,500  (E)              $1,430,745  (E)
                                                           176,890  (U)               2,003,614  (U)
                                                           289,390                   $3,434,359

James A. Aston           45,886          $705,793          159,666  (E)              $1,759,535  (E)
                                                           158,224  (U)               1,750,220  (U)
                                                           317,890                   $3,509,755



(a) Based on the closing price of the Common Stock on the New York Stock Exchange on December 31, 1996 of $22.50 per share.

(b) Does not include options to purchase 840,679 shares by the Company assumed in the acquisition of Edward S. Gordon Company, Inc.

(c) Does not include options to purchase 146,680 shares by the Company assumed in the acquisition of Edward S. Gordon Company, Inc.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors has provided the following report:

     1996 executive compensation levels reflect a year where Insignia performed well in light of the continuing consolidation of the real estate services industry. Executive total compensation levels were, on average, consistent with initial compensation targets. This mirrors Insignia's pay-for-performance compensation philosophy.

     Executive Compensation Policy - Insignia's overall compensation philosophy is as follows:

          -Provide a competitive compensation program in order to attract, motivate, reward, and retain qualified personnel for positions of substantial responsibility.

          -Provide a management tool for focusing and directing the energies and efforts of key executives toward achieving individual and corporate objectives.

          -Provide a long-term incentive for the executive to continue providing service to Insignia by linking the success and prosperity of the individual to the success and prosperity of Insignia.

          -Provide compensation to key executives that has been and will continue to be tax deductible by Insignia.

     Base Compensation - The Compensation Committee's approach to base compensation is to offer competitive salaries in comparison with market practices. With certain exceptions, however, base salaries have become a relatively smaller element in the total executive compensation package as Insignia has introduced and refined pay-for- performance programs since its inception.

     The Compensation Committee annually examines market compensation levels and trends observed in the labor market. For its purposes, the Committee has defined the labor market as the pool of executives who are currently employed in real estate management and real estate service companies. Market information is used as a frame of reference for annual salary adjustments and starting salaries. The Compensation Committee believes that base compensation for the named executive officers listed in the Summary Compensation Table, as compared with the base compensation for similar executives within the real estate management and service industries, is in the mid-range of such industries.

     The Compensation Committee makes salary decisions in a structured annual review with input from the Chief Executive Officer. This annual review considers the decision-making responsibilities of each position and the experience, work performance, and team-building skills of position incumbents. The Compensation Committee views work performance as the single most important measurement factor, and places half of the weight in this area. The remaining measurement factors, decision-making responsibilities and team-building skills, are weighted equally at one-quarter of the total measure.

     Annual Bonuses - The Compensation Committee generally awards annual bonuses to key executives and other management personnel to reward such personnel, first, for accomplishing annual financial objectives, and second, for work performance. The Committee generally does not award annual bonuses to such key employees of Insignia unless Insignia meets or exceeds its targeted aggregate of EBITDA (earnings before interest, taxes, depreciation, and amortization) and FFO (funds from partnership operations) for the relevant year, which target is set in November or December of the preceding year. Assuming that Insignia meets or exceeds its targeted aggregate of EBITDA and FFO for the relevant year, thereby generally determining the eligibility of such key employees for annual bonuses, the Compensation Committee considers the performance of the specific areas of Insignia under a particular employee's direct control. This balance supports the accomplishment of overall objectives, and rewards individual contributions by the management team. Individual annual bonus level targets are consistent with market practices for positions with comparable decision-making responsibilities.

     Target performance levels are based upon historic patterns of Insignia performance and strategic objectives. All annual bonus-level performance targets are set above normal expectations of performance. A performance measure threshold for each measure ensures that bonuses are not paid for substandard accomplishments. Each measure also has a cap to limit the potential compensation expense of annual bonuses, and the Compensation Committee also establishes an overall payout cap.

     Long-Term Incentive Compensation - The Compensation Committee actively uses the Insignia 1992 Stock Incentive Plan for long-term executive officer compensation. Individual stock option grants are determined considering, in equal measure, the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and its present and future subsidiaries, and observed market practices for similar positions in similar industries, with a particular emphasis on the practices of other real estate management and service companies. The Compensation Committee believes that such grants, as compared to grants made to similar executives within the real estate management and service industries, are in the mid-range of such industries.

     Chief Executive Officer Compensation - As indicated in the discussion set forth above, Insignia's total compensation program is largely based upon business performance. An increasing amount of an executive's annual compensation is dependent upon Insignia's performance for the fiscal year and over time. This pay-for-performance program, initiated and refined since Insignia's inception, is most clearly exemplified in the compensation of Insignia's Chief Executive Officer.

     Andrew L. Farkas organized Insignia, and has spearheaded Insignia's growth, corporate strategy, and acquisition program. The value of a share of Insignia Common Stock has increased 181% since Insignia's public offering in October 1993. The Dow Jones Global Index - U.S. and the Dow Jones Real Estate Investment Index have shown increases over the same period of 60% and 36%, respectively. Mr. Farkas's base salary was increased fifteen (15%) percent to $600,000 on January 1, 1994 and remained the same during 1994, 1995 and 1996.

     During 1993, Section 162(m) of the Code was enacted to limit the corporate deduction for compensation paid to a public corporation's five most highly compensated executive officers to $1 million per year per executive, unless certain requirements are met. Accordingly, the Board of Directors proposed, and the stockholders approved in 1994 and modified in 1995, an Annual Bonus Plan for the Chief Executive Officer. The Annual Bonus Plan, as amended, includes a performance payment of ten (10%) percent of the aggregate increase in the Company's EBITDA and FFO. Such increase for 1996 was $29,533,000, thereby entitling Mr. Farkas to a bonus of $2,953,300 for this portion of his total compensation. Based on their conservative approach to compensation, the Compensation Committee, the Board of Directors and Mr. Farkas agreed on an actual bonus of $1,450,000 based on 1996 performance.

     It is the policy of the Compensation Committee to maximize the effectiveness, as well as the tax efficiency, of the Company's executive compensation plans. In that regard, the Compensation Committee intends to maintain flexibility to take actions that it deems to be in the best interests of the Company and its stockholders but that may not qualify for tax deductibility under Section 162(m) or other sections of the Code.

     The Compensation Committee believes that the amount of Mr. Farkas's long-term compensation awards, which consist of certain options and warrants, is in the median of the market practices observed by the Compensation Committee for the real estate management and services industry and for Chief Executive Officers. The ultimate value of these long-term compensation awards will be determined by the actual performance of Insignia's stock price and returns on investment capital over time.

                                                         Robert J. Denison
                                                         Michael I. Lipstein
                                                         Buck Mickel

Employment Agreements

     Andrew L. Farkas is employed pursuant to an agreement, dated August 1, 1993, as amended, which provides for a base salary that is currently $600,000 per year, subject to such discretionary increases as may be determined by the Board of Directors, and a bonus to be determined annually by the Board of Directors. Mr. Farkas has agreed not to compete with Insignia for one year after the termination of his employment with Insignia. Insignia has loaned Mr. Farkas $400,000, which loan bears interest at the rate of six percent per annum. $100,000 of such loan and the interest-to-date on such loan was forgiven on each of August 1, 1994, August 1, 1995, and August 1, 1996, and the remainder will be forgiven on August 1, 1997, including accrued interest; provided, however, that if Mr. Farkas is terminated for cause or violates his noncompetition agreement, the then-outstanding portion of such loan shall immediately become due and payable. Insignia is obligated to pay the premium for a $5 million term life insurance policy on the life of Mr. Farkas, the beneficiaries of which are to be designated by Mr. Farkas, but there is currently no such policy in effect. In addition, Insignia currently maintains, and is the beneficiary of, a $10 million key man term life insurance policy on the life of Mr. Farkas. Upon the termination of Mr. Farkas's employment for any reason other than death or disability, Insignia must transfer ownership of such policy to Mr. Farkas or a trust for the family of Mr. Farkas, and Mr. Farkas must have the right to change the beneficiary of such policy, after which Mr. Farkas will be responsible for the premiums on such policy. Mr. Farkas's employment will be terminated in the event that Mr. Farkas is disabled during his employment with Insignia, whereupon Insignia will pay 75% of his salary for a period of time equal to twice the term of his employment contract remaining immediately prior to his termination (but not less than two years). If Mr. Farkas dies during the term of the agreement, Insignia will pay to his estate his salary for the remainder of the term. If Mr. Farkas is terminated without cause, Insignia will pay his salary through September 1, 1999. Insignia has agreed that, so long as Mr. Farkas is employed by Insignia, the Board of Directors will nominate Mr. Farkas for election as a director and elect or appoint him as Chairman of the Board, as a member and Chairman of the Executive Committee, and as an ex-officio member of the Compensation Committee.

     Upon the occurrence of (i) any change in the control of Insignia, as defined in the agreement, or (ii) the election of a majority of directors of Insignia for whom Mr. Farkas did not vote all shares of the voting stock of Insignia which he is then entitled to vote (each a "Change In Control"), if both Insignia and Mr. Farkas elect to continue Mr. Farkas's employment with Insignia, Mr. Farkas will be obligated to continue his employment for the then-remaining term of his employment contract at a base salary equal to 150% of his then-current base salary. If either Mr. Farkas or Insignia does not elect to continue Mr. Farkas's employment upon a Change In Control, Insignia will be obligated to pay to Mr. Farkas an amount equal to his then-current annual salary, multiplied by three (six if the Change In Control resulted from (a) the acquisition by any person of more than 15% of Insignia's voting securities and such person seeks to influence the management of Insignia, or (b) a diminution in the powers or duties of Mr. Farkas other than for cause), plus, if such payment is subject to any special excise tax, an amount sufficient to pay such tax. In addition, upon a Change In Control or a Stock Change In Control (as defined in Mr. Farkas's Employment Agreement), all options and warrants granted to Mr. Farkas will vest immediately and be exercisable.

     Insignia, Insignia/Gordon, and Edward S. Gordon are parties to an employment agreement dated as of June 17, 1996, which became effective on July 1, 1997 and expires on June 30, 2001, subject to earlier termination or extension as provided for in the agreement. The agreement provides that Mr. Gordon shall serve as Chairman and Chief Executive Officer of Insignia/Gordon, among other duties, and shall be nominated as a director of Insignia/Gordon during the term of the agreement. Mr. Gordon is to receive (i) an annual base salary of $1,000,000 per annum, (ii) a one-time grant of options to purchase up to 250,000 shares of Common Stock at $27.125 per share that vest in five equal installments commencing on January 1, 1997, and (iii) the payment of commissions earned on or prior to December 31, 1997, at certain rates and for certain identified transactions, each as set forth in the agreement. The agreement also provides for an annual bonus payment for the year ending December 31, 1997 and each subsequent year or part thereof, which is subject to stockholder approval. See "Approval of Annual Bonus Plans For Certain Key Executives." If such approval is not obtained on or before December 31, 1997, the annual bonus provisions of the agreement will be null and void. Mr. Gordon has agreed not to compete with either Insignia or Insignia/Gordon for five years after the termination of the agreement as compensation therefore, Mr. Gordon received a $1,000,000 advance payment to be allocated over five years.

     Upon Mr. Gordon's death, the agreement provides that Insignia/Gordon shall pay Mr. Gordon's estate $1,200,000 per annum during the remaining term of the agreement, not to exceed two years. If Mr. Gordon is terminated for cause (as defined in the agreement), Insignia/Gordon shall pay Mr. Gordon his base salary, as in effect, up to and including the date on which the termination occurred. If Mr. Gordon is terminated without cause, Insignia/Gordon shall pay Mr. Gordon $1,200,000 per year until June 30, 2001.

     Insignia, Insignia/Gordon and Stephen B. Siegel are parties to an employment agreement dated as of June 17, 1996, which became effective on July 1, 1997 and expires on June 30, 1999, subject to earlier termination or extension as provided for in the agreement. The agreement provides that Mr. Siegel shall serve as President of Insignia/Gordon, among other duties. Under the agreement, as amended effective January 1, 1997, Mr. Siegel (i) receives a base salary of $600,000 per annum, (ii) received a one- time grant of options to purchase up to 75,000 shares of Common Stock at $27.125 per share that vest in five equal installments commencing on January 1, 1997, (iii) receives 30% of all promotional commission revenues earned, received and retained by Insignia/Gordon in which Mr. Siegel has rendered services recognized by Insignia/Gordon, and
(iv) receives 50% of all net commission revenues earned, received and retained by Insignia/Gordon in which Mr. Siegel has rendered services recognized by Insignia/Gordon. The agreement as amended also provides that, subject to the approval of the Company's stockholders, commencing with the year ending December 31, 1997, Mr. Siegel will receive, for each year or part thereof during the employment term, an amount equal to 0.6% of the gross commissions earned, received and retained by Insignia/Gordon, provided, however, if in any year Insignia/Gordon's gross commissions after reduction for amounts payable to Mr. Siegel pursuant to this provision do not exceed a target amount specified by the Company's Compensation Committee, the amount payable to Mr. Siegel will be reduced by the amount of the deficiency. The target amount for gross commissions for 1997 is $____________ and will increase for each subsequent year to an amount not more than 110% of the target amount for the immediately preceding year, as determined by the Company's Compensation Committee in its sole discretion. The agreement as amended further provides that, subject to the approval of the Company's stockholders, commencing with the year ending December 31, 1997, Mr. Siegel will receive for each year in which "Adjusted Profits" of Insignia/Gordon exceed a target amount specified by the Company's Compensation Committee a bonus equal to 1.0% or less of such Adjusted Profits as determined by the Company's Compensation Committee and approved by the Board of Directors, in its sole discretion. Adjusted Profits means earnings before interest, taxes, depreciation and amortization but after deduction of amounts payable to Mr. Siegel pursuant to this provision. The target amount for Adjusted Profits for 1997 is $15,000,000 and will increase for each subsequent year to an amount not more than 110% of the target amount for the immediately preceding year, as determined by the Company's Compensation Committee in its sole discretion. See "Approval of Annual Bonus Plans For Certain Key Executives." If such approval is not obtained on or before December 31, 1997, the two foregoing provisions of the agreement as amended will be null and void.

     Mr. Siegel has agreed not to compete with either Insignia or Insignia/Gordon for two years after the termination of the agreement and as compensation therefor, Mr. Siegel received a $300,000 advance payment to be allocated over two years. Upon Mr. Siegel's death, the agreement as amended provides that Insignia/Gordon shall pay Mr. Siegel's estate $1,200,000 per annum during the remaining term of the agreement, not to exceed one year. If Mr.
Siegel is terminated for cause (as defined in the agreement as amended), Insignia/Gordon shall pay Mr. Siegel his base salary, as in effect, up to and including the date on which the termination occurred. If Mr. Siegel is terminated without cause, Mr. Siegel shall, at his election, either observe the non-compete agreement and receive the compensation provided for in the agreement until June 30, 1999 or accept other employment that violates the non-compete and receive $1,200,000 per year until June 30, 1999, less the aggregate amount of compensation payable to him for such new employment.

     Insignia is party to employment agreements dated August 1, 1993, with each of Messrs. Aston and Garrison. The agreements, as amended, provide for an annual base salary, which is currently $300,000 for each of Messrs. Aston and Garrison, subject to additional increases in the discretion of the Board of Directors, and the payment of bonus compensation as determined by the Board of Directors. Upon the occurrence of a Change

In Control, Insignia shall pay to each of Messrs. Aston and Garrison an amount equal to his then current annual salary, in which event such employee will be obligated to continue his employment for the then remaining term of his employment agreement at a base salary equal to 150% of his then current base salary. In addition, if prior to June 1998 Insignia engages in a Change In Control or Stock Change In Control transaction (as defined in the agreements) or Insignia materially changes its capital structure, each of Messrs. Aston and Garrison will receive $250,000 upon such event, and an additional $250,000 24 months following such event, if such individual remains employed by Insignia. In the event of a Change In Control or a Stock Change In Control, all options and warrants then held by and granted to each of Messrs. Aston and Garrison will vest immediately and be exercisable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 10, 1997 by: (i) each stockholder known by Insignia to beneficially own in excess of 5% of the outstanding shares of Common Stock, (ii) each director, (iii) the Chairman, Chief Executive Officer and President, and each of the other four most highly compensated executive officers, and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons named below have sole voting and investment power with respect to the shares beneficially owned by such persons.

                                                             Beneficial Ownership

Name and Address                                        Shares                       Percent

Metropolitan Acquisition Partners IV, L.P.             1,762,577                       6.1%
c/o Metro Shelter Directives, Inc.
One Insignia Financial Plaza
Greenville, South Carolina 29602

Andrew L. Farkas                                       8,233,976 (1)                  27.9%
Insignia Financial Group, Inc.
One Insignia Financial Plaza
Greenville, South Carolina 29602

Apollo Real Estate Investment Fund, L.P.               3,721,318 (2)                  12.2%
c/o Apollo Real Estate Fund, L.P.
2 Manhattanville Road
Purchase, New York  10577

Janus Capital Corporation(3)                           4,236,300                      14.6%
100 Filmore Street, Suite 300
Denver, Colorado  80206

The Capital Group Companies, Inc.(4)                   1,980,040                       6.7%
333 South Hope Street
Los Angeles, California  90071


Robert J. Denison(5)(6)                                 499,424                          *

Robin L. Farkas(5)(7)                                   159,377                          *

Merril M. Halpern(7)(8)                                  16,400                          *

Robert G. Koen(7)                                        16,400                          *

Michael Lipstein(5)(7)                                  117,107                          *

Buck Mickel(5)(7)                                        70,068                          *

James A. Aston(9)                                       213,294                          *

Frank M. Garrison(10)                                   142,576                          *

Edward S. Gordon(11)                                    890,879                       3.0%

Stephen B. Siegel(12)                                   161,680                          *

All directors and executive officers                 11,251,683                      35.6%
as a group (21 individuals)(1)(13)(14)

*   Less than one percent.



(1) Includes shares owned by (i) Metropolitan Acquisition Partners IV, L.P. ("MAP IV"), (ii) Metropolitan Acquisition Partners V, L.P. ("MAP V"), (iii) Metro Shelter Directives, Inc. and MV, Inc., the general partners of MAP IV and MAP V, respectively, (iv) certain stockholders who have granted proxies to MAP IV and MAP V, and (v) certain stockholders (including Charterhouse Equity Partners, L.P. and affiliates of Apollo Real Estate Advisors, L.P.) who are party to a stockholders agreement with Andrew L. Farkas. Includes 521,333 shares subject to options and warrants which are exercisable or will become exercisable within 60 days.

(2) Includes securities owned by various affiliates of Apollo Real Estate Investment Fund, L.P., including 1,392,916 shares subject to warrants which are exercisable or will become exercisable within 60 days.

(3) Janus Capital Corporation ("Janus Capital") is a registered investment advisor that furnishes investment advice to individual and institutional clients (the "Janus Clients") and certain mutual funds (the "Funds"). Among the Funds to which Janus Capital renders services is Janus Enterprise Fund, direct beneficial owner of 1,470,000 shares of Common Stock [(6.1%)] as of December 31, 1996, and certain other Janus Clients and Funds that collectively own beneficially the remaining 2,766,300 shares of Common Stock. Janus Capital has shared voting and dispositive power over shares held by Janus Clients and Funds; however, Janus Capital disclaims beneficial ownership of any such shares. The foregoing is based upon a
     Schedule 13G, Amendment No. 3, filed by Janus Capital Corporation with the Securities and Exchange Commission on or about February 10, 1997.

(4) The Capital Group Companies, Inc. ("Capital") is the parent holding company of a group of investment management companies. Capital does not have investment power or voting power over any of the securities reported herein. Capital Guardian Trust Company, a bank as defined in Section 3(a)6 of the Securities Exchange Act of 1934 and a wholly owned subsidiary of Capital, is the beneficial owner of the reported shares as a result of serving as the investment manager of various institutional accounts. The reported shares include 566,040 shares resulting from the assumed conversion of 300,000 shares of the 6.5% Trust Convertible Preferred Securities issued by Insignia Financing I, a subsidiary of the Company. The foregoing is based upon a Schedule 13G filed by Capital with the Securities and Exchange Commission on or about February 14, 1997.

(5) Messers. Denison, Lipstein, Mickel and Robin L. Farkas are each limited partners in MAP IV.

(6) Includes 108,600 shares held by First Security Associates L.P., a limited partnership of which Mr. Denison is the sole general partner, and 370,800 shares held by First Security Company II, L.P., a limited partnership of which Mr. Denison is the sole general partner. Includes 4,000 shares subject to options and warrants which are exercisable or will become exercisable within 60 days, but excludes 13,600 shares held by First Security International Fund, Ltd., a Cayman Islands company and 120,400 shares held by First Security Overseas, Ltd., a British Virgin Islands company, for which First Security Management, Inc., a New York corporation, serves as the investment advisor. Mr. Denison is the President of First Security Management, Inc.

(7) Includes 16,400 shares subject to options which are exercisable or will become exercisable within 60 days.

(8) Includes 16,400 shares subject to options which are exercisable or will become exercisable within 60 days. Does not include 675,838 shares beneficially owned by Charterhouse Equity Partners, L.P. ("CEP"). Charterhouse Group International, Inc. ("Charterhouse"), of which Mr. Halpern is Chairman of the Board, indirectly controls CEP and may be deemed to beneficially own such shares. Mr. Halpern disclaims beneficial ownership of any shares beneficially owned by Charterhouse.

(9)  Includes   159,666  shares  subject  to  options  and  warrants  which  are exercisable or will become exercisable within 60 days.



(10) Includes   120,500  shares  subject  to  options  and  warrants  which  are exercisable or will become exercisable within 60 days.

(11) Includes 890,679 shares subject to options which are exercisable or will become exercisable within 60 days.

(12) Includes 161,680 shares subject to options which are currently exercisable or will become exercisable within 60 days.

(13) Includes 2,569,086 shares subject to options and warrants which are exercisable or will become exercisable within 60 days.

(14) No directors or executive officers beneficially own any of the outstanding 6.5% Trust Convertible Preferred Securities issued by Insignia Financing I, a subsidiary of the Company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

     Andrew L. Farkas is the sole director and stockholder of the general partner of MAE, which owns a one percent interest in MAE. Mr. Farkas is also the sole stockholder and director, and the President, of MAG. Mr. Farkas is the sole stockholder of the general partner of MAP IV; the general partner of MAP IV is generally entitled to receive 50% of all distributions made by MAP IV, and Mr. Farkas holds an additional 5% limited partnership interest in MAP IV. Mr. Farkas is also the sole stockholder of the general partner of MAP V; the general partner of MAP V is generally entitled to receive 30% of all distributions made by MAP V. Mr. Farkas owned an equity interest in CEP's predecessor, which dissolved in December 1995 and distributed 675,838 shares of Common Stock to CEP and an associated entity and 426,788 shares of Common Stock to Mr. Farkas.

     As of the date hereof, (i) Insignia owns a 19.13% limited partnership interest in MAE, but has offered to transfer a 3% limited partnership interest in MAE to certain creditors of U.S. Shelter Corporation, (ii) MAP IV owns a 64.5% limited partnership interest in MAE, and (iii) MAP V owns a 9.5% limited partnership interest in MAE. Effective September 1993, the Compensation Committee of the Board of Directors of Insignia authorized the assignment of a one-half of one percent limited partnership interest in MAE to each of six employees, including Messrs. Aston and Garrison and three other executive officers of the Company. In addition, Metropolitan Partners I, L.P. ("Metropolitan"), a limited partnership in which a corporation owned by Mr. Farkas is the general partner and Mr. Aston and one other executive officer of the Company are the limited partners, owns a 1.05% limited partnership interest in MAP IV.

Relationship with MAE

     MAE was formed in December 1990 to be the principal vehicle for acquiring direct or indirect control of interests in real property that would be managed or serviced by the Company. In August 1993, the Company entered into an agreement with MAE (the "MAE Agreement") whereby (i) the Company agreed to assist MAE as its advisor and agent in connection with MAE's acquisition, asset management, property management, and securitization activities and, in connection therewith, to perform all related services, (ii) the Company agreed to render to MAE full investment banking, financial advisory, recapitalization, asset restructuring, securitization, and mortgage banking services (as sole compensation for the provision of such services, the Company receives Incentive Management Fees, Transaction Fees and Cost Reimbursements, as defined in the MAE Agreement), and (iii) the Company and MAE agreed that, in the event either obtains an opportunity to acquire interests in real estate or in entities which own or control real estate, the Company will have the first right to acquire such interests. The Company and MAE have also agreed in the MAE Agreement that if the Company elects not to acquire any such interests, but MAE does elect to acquire such interests and the Company elects to provide any financing to MAE for such acquisition, then such financing will be by means of loans that will bear interest at a rate equal to the rate then paid by the Company on indebtedness under a revolving credit facility. If the Company is not a party to a revolving credit facility, such rate will be the estimated rate the Company would pay on indebtedness incurred under a revolving credit facility.

Transactions with Affiliates of Apollo Real Estate Investment Fund, L.P.

     As of August 17, 1995, the Company entered into agreements (the "Purchase Agreements") to purchase National Property Investors, Inc., its property management affiliates and certain limited partner interests in real estate limited partnerships from a group of sellers including affiliates of Apollo. NPI presently serves as the general partner of 28 public limited partnerships and 83 private limited partnerships with approximately 140,000 limited partners. NPI provides property and asset management services to approximately 115 residential properties containing approximately 38,000 apartment units. In the acquisition, which was consummated in January 1997, the Company acquired (a) the limited partner interests held by NPI in 14 real estate limited partnerships in which NPI owns or controls the general partner and all of the outstanding common stock of National Property Investors, Inc., which in turn owns or controls, directly or indirectly, one or more of the general partners of the real estate limited partnerships in NPI's portfolio, and (b) all of the equity interest in certain affiliates of NPI which provide property management services. Apollo and its affiliates, which together are the beneficial owners of 12.2% of Insignia's Common Stock, were the owners of a 33 1/3% interest in NPI and were sellers in the Purchase Agreements.

     The aggregate  purchase price was approximately  $116 million consisting of
(i) approximately $76 million for the limited partner interests in the 14 partnerships and ownership of the entity which owns or controls the general partner of the real estate limited partnerships in NPI's portfolio, and (ii) approximately $40 million for all of the interests in certain affiliates of NPI which provide property management services (including approximately $13 million in cash). The limited partner interest in the NPI Partnerships were acquired by NPI through tender offers in late 1994 and 1995 at an aggregate price substantially lower than the price to be paid by the Company for the same interests. Simultaneous with the execution of the Purchase Agreements, an affiliate of the Company entered into a participation agreement with Paine Webber pursuant to which it agreed to purchase from Paine Webber a subordinated participation in the financing provided by Paine Webber to NPI for an aggregate purchase price equal to approximately $16 million, which was credited towards the NPI acquisition purchase price.

Services

     Since January 1, 1992, Insignia has provided property management services and other management and administrative services for essentially all properties and other assets owned or otherwise controlled by MAE. Insignia was paid a total of $38,100,000 in the year ended December 31, 1996, for such services.

     Since the inception of Insignia, MAG has provided restructuring, acquisition, and debt workout services to Insignia, MAE, and various partnerships controlled by either Insignia or MAE. During the year ended December 31, 1996, MAE paid Insignia investment banking fees in the amount of $860,000 in connection with the services rendered to MAE and its various subsidiaries.

Loans and Guarantees

     During the fiscal years 1994, 1995 and 1996, Insignia loaned MAE an aggregate of $303,100,$69,000, and $50,000 respectively, which funds generally were used in connection with the servicing and restructuring of pre-existing obligations of certain apartment complexes controlled by MAE. Such loans bear interest at the prime rate plus one percent per annum, are non-recourse to MAE, and are repayable from the operations of the relevant properties. During the fiscal years 1994, 1995 and 1996, MAE repaid an aggregate of $656,800, $167,300 , and $173,000 on such loans, respectively. As of December 31, 1996, an aggregate of $529,000 in principal was outstanding.

     The Company has guaranteed certain notes payable of MAE and its affiliates totaling approximately $204,000. At December 31, 1996, $135,000 remained outstanding under such notes. The Company has recorded this guarantee as a liability.

     In connection with the acquisition by an affiliate of MAE of certain general partnership interests (pursuant to which Insignia received material management rights), Insignia guaranteed, on behalf of an affiliate of MAE, certain notes payable totaling $240,000 which now have a carrying value of $23,000. Insignia has recorded a liability equal to its guarantee.



Registration Rights

     Insignia has granted to MAP IV, MAP V, CEP, APTS Partners, L.P. (an affiliate of Apollo) and certain of its affiliates ("APTS") and other persons rights, subject to certain exceptions, to require Insignia to include, in any registration statement filed by Insignia, any or all equity securities of Insignia that each such person owns. In connection with the registration under the Securities Act of 1933, as amended, of the 6.5% Trust Convertible Preferred Securities of Insignia Financing I, a subsidiary of the Company, in January 1997, certain holders of registration rights, including APTS, CEP and Neil Kreisel, an Executive Managing Director of the Company, exercised their rights to have shares of Common Stock included in the registration statement. All expenses incurred by Insignia in connection with such registration were paid by Insignia.

Stockholders Agreements

     Insignia, Andrew L. Farkas, MAP IV, MAP V, and CEP are parties to a Stockholders Agreement (the "Stockholders Agreement") with respect to the securities of Insignia. The Stockholders Agreement provides that at the request of CEP, each of MAP IV, MAP V, CEP, and Andrew L. Farkas will vote their shares for one director designated by CEP and CEP will vote its shares for such other directors as may be designated by Mr. Farkas. In addition, pursuant to the Stockholders Agreement, if Insignia sells or proposes to sell shares of its capital stock, the holders of which are entitled to participate generally in the election of members of Insignia's Board of Directors, other than in an underwritten public offering or in certain other instances,

CEP has a preemptive right to acquire, on the same terms and conditions, such number of shares of capital stock being sold as will allow CEP, immediately following such issuance or sale, to remain the owner, in the aggregate, of the same percentage of issued and outstanding shares of capital stock owned by CEP immediately prior to such issuance or sale by Insignia. The terms of the Stockholders Agreement also apply to the permitted transferees of shares of the parties to the Stockholders Agreement. The Stockholders Agreement will terminate in May 2002 unless earlier terminated or extended.

     Insignia, Andrew L. Farkas and APTS are parties to a Stock and Warrant Purchase Agreement granting to APTS rights such that if Insignia sells or proposes to sell shares of its capital stock, the holders of which are entitled to participate generally in the election of members of Insignia's Board of Directors, other than in an underwritten public offering or in certain other instances, APTS has a preemptive right to acquire, on the same terms and conditions, such number of shares of capital stock being sold as will allow APTS, immediately following such issuance or sale, to remain the owner, in the aggregate, of the same percentage of issued and outstanding shares of capital stock owned by APTS immediately prior to such issuance or sale by Insignia.


                            PROPOSALS OF STOCKHOLDERS

     Any holder of the Common Stock or Preferred Stock of the Company who desires to present a proposal at the 1998 Annual Meeting of Stockholders for inclusion in the proxy statement and form of proxy relating to that meeting must submit the proposal to the Company at its principal executive offices on or before December 31, 1997.


                              FINANCIAL INFORMATION

     The Company will provide without charge to any stockholder of record of the Common Stock as of the close of business on March 10, 1997 who so requests in writing a copy of the Company's Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 1996 as filed with the Securities and Exchange Commission. Any such request should be directed to Insignia Financial Group, Inc., Post Office Box 1089, Greenville, South Carolina 29602, Attention:
John K. Lines, General Counsel and Secretary.

                                  OTHER MATTERS

     Management is not aware of any other matters to be brought before the Annual Meeting of Stockholders. However, if other matters do come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters.


                                          By Order of the Board of Directors



                                          /s/ Andrew L. Farkas
                                          --------------------
                                          Andrew L. Farkas
                                          Chairman, President and
                                          Chief Executive Officer



March 31, 1997

                                                                     EXHIBIT A

 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES REGISTERED
                        UNDER THE SECURITIES ACT OF 1933.

                                    INSIGNIA
                            1992 STOCK INCENTIVE PLAN
         AS AMENDED MARCH 28, 1994, NOVEMBER 13 , 1995 AND MARCH 7, 1997


1.   Purpose of the Plan

     The purpose of the Insignia 1992 Stock Incentive Plan (hereinafter the "Plan"), is to provide for the granting of stock options and restricted shares to key employees (including officers) of, directors of, and consultants and advisors to, the Company or its Subsidiaries. The general purpose of the Plan is to promote the interests of the Company and its stockholders by providing to certain employees, directors, consultants and advisors of the Company or its Subsidiaries additional incentives to continue and increase their efforts with respect to, and to remain in the employ or service of, the Company or its Subsidiaries. The Plan was amended and restated effective March 28, 1994 and has again been amended and restated effective November 13, 1995, and March 7, 1997.

2.   Certain Definitions

     The following terms (whether used in the singular or plural) have the meanings indicated when used in the Plan:

          (a)  "Agreement"  means the stock option  agreement and the restricted
     shares   agreement   specified  in  Section  12,  both   individually   and
     collectively, as the context so requires.

          (b) "Award" means grants of Options and/or Restricted Shares under this Plan.

          (c)  "Board" means the Board of Directors of the Company.

          (d) "Cash Award" means the amount of cash, if any, to be paid to an employee pursuant to Section 7.5.

          (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

          (f) "Committee" means the Committee of the Board appointed pursuant to
     Section 4.

          (g) "Common Stock" means the Class A common stock, par value $.01 per share, of the Company.

          (h) "Company" means Insignia Financial Group, Inc., a Delaware corporation, and any successor thereto.

          (i) "Dividend Equivalents" means, with respect to the Restricted Shares to be issued at the end of the Restriction Period, to the extent specified by the Board only, an amount equal to the regular cash dividends and all other distributions (or the economic equivalent thereof) which were payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

          (j) "Effective Date" means the date the Plan becomes effective pursuant to Section 16.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

          (l) "Fair Market Value" of a share of Common Stock shall be determined by the Board, but in no case less than par value. Notwithstanding the foregoing, in the event that the Committee grants an ISO or grants an Option which is intended to be "performance based" for purposes of Section 162(m) of the Code, "Fair Market Value" means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulation issued thereunder, as of any date, the last sales price reported for the Common Stock on the applicable date, (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, or if the sale of the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted.

          (m) "Holder" means an employee of the Company or a Subsidiary who has received an Award under this Plan.

          (n) "ISO" means an incentive stock option that meets the requirements of Section 422(b) of the Code and that is designated by the Committee as an ISO.

          (o) "Nonqualified Stock Option" means a stock option other than an ISO.

          (p) "Plan" has the meaning ascribed thereto in Section 1.

          (q) "Option" means any ISO or Nonqualified Stock Option.

          (r) "Parent" means any parent corporation of the Company as such term is defined in Section 424 of the Code.

          (s) "Restricted Shares" means shares of Common Stock or the right to receive shares of Common Stock, as the case may be, awarded to an employee of the Company or a Subsidiary pursuant to Section 7.

          (t) "Restriction Period" means a period of time beginning on the date of each award of Restricted Shares and ending on the Valuation Date with respect to such award.

          (u)  "Retained  Distributions"  has the meanings  ascribed  thereto in
     Section 7.3.

          (v) "SEC" means the Securities and Exchange Commission.

          (w) "Subsidiary" means any present or future subsidiary of the Company as such term is defined in section 424 of the Code and any present or future trade or business, whether or not incorporated, controlled by or under common control with the Company. An entity shall be deemed a Subsidiary of the Company only for such periods as the requisite ownership or control relationship is maintained.

          (x) "Total Disability" means a permanent and total disability as defined in section 22(e)(3) of the Code.

          (y) "Valuation Date" with respect to any Restricted Shares awarded hereunder means the date designated as such in the Agreement with respect to such award of Restricted Shares pursuant to Section 7.

3.   Stock Subject to the Plan

          3.1 Number of Shares. Subject to the provisions of Section 13 and this
     Section 3, the maximum number of shares of Common Stock in respect of which Awards may be granted is 5,250,000. If and to the extent that an Option shall expire, terminate or be canceled for any reason without having been exercised, the shares of Common Stock subject to such expired, terminated or canceled portion of the Option shall again become available for purpose of the Plan. In addition, any Restricted Shares which are forfeited under the terms of the Plan or any Agreement shall again become available for purposes of the Plan.

          3.2 Character of Shares. Shares of Common Stock deliverable under the terms of the Plan may be, in whole or in part, authorized and unissued shares of Common Stock or issued shares of Common Stock held in the Company's treasury, or both.

          3.3 Reservation of Shares. The Company shall at all times reserve a number of shares of Common Stock (authorized and unissued Common Stock, issued Common Stock held in the Company's treasury, or both) equal to the maximum number of shares that may be subject to outstanding Awards and future Awards under the Plan.

4.   Administration

          4,1 Powers. The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have plenary authority, in its discretion, to grant Awards under the Plan and to determine the terms and conditions (which need not be identical) of all Awards so granted, including without limitation, (a) the purchase price, if any, of each Restricted Share, (b) the individuals to whom, and the time or times at which, Awards shall be granted or awarded, (c) the number of shares to be subject to each Award, (d) whether an Option shall be an ISO or a Nonqualified Stock Option, (e) when and how an Option can be exercised and whether in whole or in installments, (f) the time or times or conditions subject to which Restricted Shares shall become vested and any Cash Awards shall become payable, and (g) the form, terms and provisions of any Agreement (which terms may be amended, subject to Section 15).

          4.2 Factors to Consider. In making determinations hereunder, the Board may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and its Subsidiaries and such other factors as the Board in its discretion shall deem relevant.

          4.3 Interpretation. Subject to the express provisions of the Plan, the Board shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Board on the matters referred to in this Section 4 shall be final, conclusive and binding on all parties.

          4.4 Delegation to Committee. Notwithstanding anything to the contrary contained herein, the Board may at any time, or from time to time, appoint a Committee of at least two members, who shall be members of the Compensation Committee of the Board (or such others persons as the Board may designate), each of whom shall be a "disinterested party" within the meaning of the rules and regulations of the SEC and an "outside director" within the meaning of Section 162(m) of the Code, and delegate to such Committee the authority of the Board to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board, and shall be substituted for the Board, in the administration of the Plan, except for the power to appoint members of the Committee and to terminate, modify or amend the Plan. The Board may from time to time appoint members of any such Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee. The Committee shall select one of its members as its chairman and hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Notwithstanding any of the foregoing, the Board may designate one or more persons, who at the time of such designation are not disinterested persons or outside directors, to serve on the Committee effective upon the date such person or persons qualify as disinterested persons and outside directors.

5.   Eligibility

          5.1 General. Awards may be made only to (a) key employees (including officers) of, directors of, and consultants and advisors to, the Company or any of its Subsidiaries and (b) prospective employees and directors of the Company or any of its Subsidiaries. The exercise of Options and the vesting of Restricted Shares granted to a prospective employee or director shall be conditioned upon such person becoming an employee or director of the Company or any of its Subsidiaries. For purposes of the Plan, the term "prospective employee" shall mean any person who holds an outstanding offer of employment on specific terms from the Company or any of its Subsidiaries. Awards may be made to employees who hold or have held Awards under this Plan or any similar or other awards under any other plan of the Company or its Subsidiaries. Notwithstanding any other provision of the Plan, no person shall be granted Awards under the Plan in any calendar year with respect to more than 400,000 shares of Common Stock, subject to adjustment pursuant to Section 13. To the extent that shares of Common Stock for which Awards are permitted to be granted to a person during a calendar year are not covered by an Award to such person in a calendar year, the number of shares of Common Stock available for Awards to such person shall automatically increase in the subsequent calendar years during the term of the Plan until used. Notwithstanding the foregoing, in order to comply with Section 162(m) of the Code, the Committee shall take into account that (a) if an Option is canceled, the canceled Option continues to be counted against the maximum number of shares for which Options may be granted to the employee under the Plan and (b) for purposes of Section 162(m) of the Code, if after the grant of an Option, the Committee or the Board reduces the purchase price, the transaction is treated as a cancellation of the Option and a grant of a new Option, and in such case, both the Option that is deemed to be canceled and the Option that is deemed to be granted reduce the maximum number of shares for which Options may be granted to the employee under the Plan.

          5.2 Ineligibility for Awards. No person designated by the Board to serve on the Committee effective at such future time that he or she qualifies as a disinterested person shall be eligible to receive any Awards under the Plan during the period from the date such designation is made to the date such designation becomes effective. Notwithstanding Section 5.1, no member of the Committee, while serving as such, shall be eligible to receive an Award under the Plan.

          5.3 Special ISO Rule. ISOs may be granted only to employees or prospective employees. No ISO shall be granted to an employee who, at the time the ISO is granted, owns (or is considered as owning within the meaning of section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time the ISO is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the ISO and the ISO by its terms is not exercisable after the expiration of five years from the date it is granted. To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify, shall constitute a separate Nonqualified Stock Option.

6.   Options

          6.1 Prices. The purchase price of the Common Stock under each Option shall be determined by the Committee and set forth in the applicable Agreement. Notwithstanding the foregoing, in the event that the Committee grants an ISO or grants an Option that is intended to be "performance based" for purposes of Section 162(m) of the Code, the purchase price of the Common Stock under each option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

          6.2 Term of Options. The term of each Option shall be for such period as the Board shall determine, as set forth in the applicable Agreement, but not more than 10 years from the date of grant in the case of an ISO (except as provided in Section 5.3).

          6.3 Exercise of Options. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and this Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option). Except as otherwise provided in
     Section 8.2, no Option shall be exercisable before six months after it is granted.

          6.4 Manner of Exercise. Payment of the Option purchase price shall be made in cash or in whole shares of Common Stock already owned by the Holder or, partly in cash and partly in such Common Stock; provided, however, that such payment may be made in whole or in part in shares of Common Stock only if and to the extent permitted by the applicable Agreement. An Option shall be exercised by written notice to the Company upon such terms and conditions as provided in the Agreement. The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable, and within a reasonable time thereafter such transfer shall be evidenced on the books of the Company. No Holder or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

          6.5 Nontransferability of Options. Options shall not be transferable other than by will or the laws of descent and distribution, and Options may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court appointed legal representative).

7.   Restricted Shares

          7.1 Valuation Date, Issuance and Price. The Board shall determine whether shares of Common Stock covered by awards of Restricted Shares will be issued at the beginning or the end of the Restriction Period, whether Dividend Equivalents will be paid during the Restriction Period in the event shares of the Common Stock are to be issued at the end of the Restriction Period and shall designate a Valuation Date with respect to each award of Restricted Shares and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Board shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. Additional determinations made by the Board pursuant to this Section 7.1 shall be specified in the Agreement.

          7.2 Issuance of Restricted Shares at Beginning of the Restriction Period. If shares of Common Stock are issued at the beginning of the Restriction Period, the stock certificate or certificates representing such Restricted Shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the equivalent of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Such certificates remain in the custody of the Company and the Holder shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

          7.3 Restrictions. Restricted Shares issued at the beginning of the Restriction Period shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain all regular cash dividends and such other distributions, as the Board may in its sole discretion designate, paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a Holder of Common Stock with respect to such Restricted Shares; except, that, (a) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (b) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in Section 7.2; (c) other regular cash dividends and such other distributions as the Board may in its sole discretion designate, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (d) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained distributions or his interest in any of them during the Restriction Period; and (e) a breach of any restrictions, terms or conditions provided in the Plan or established by the Board with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

          7.4 Issuance of Stock at End of the Restriction Period. Restricted Shares issued at the end of the Restriction Period shall not constitute issued and outstanding shares of Common Stock and the Holder shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an award of Restricted Shares, in each case, until such shares shall have been transferred to the Holder at the end of the Restriction Period. If and to the extent that shares of Common Stock are to be issued at the end of the Restriction Period, the Holder shall be entitled to receive Dividend Equivalents with respect to the shares of Common Stock covered thereby either (a) during the Restriction Period or
     (b) in accordance with the rules applicable to Retained Distributions, as the Board may specify in the Agreement.

          7.5 Cash Awards. In connection with any award of Restricted Shares, an agreement may provide for the payment of a cash amount to the Holder of such Restricted Shares at any time after such Restricted Shares shall have become vested. Such Cash Awards shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Board in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

          7.6 Completion of Restriction Period. On the Valuation Date with respect to each award of Restricted Shares, and the satisfaction of any other applicable actions, terms and conditions (a) all or part of such Restricted Shares shall become vested, (b) any Retained Distributions or any unpaid Dividend Equivalents with respect to such Restricted Shares shall become vested to the extent unpaid that the Restricted Shares related thereto shall have become vested and (c) any Cash Award to be received by the Holder with respect to such Restricted Shares shall have become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall not become vested shall be forfeited to the Company and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that have been so forfeited.

8.   Acceleration of Options and Restricted Shares

          8.1 Death or Disability. If a Holder's employment shall terminate by reason of death or Total Disability, notwithstanding any contrary waiting period or installment period or Restriction Period in any Agreement or in the Plan: (a) in the case of an Option, each such outstanding Option granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; and (b) in the case of Restricted Shares, the Restriction Period applicable to each such award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related Retained Distributions and any unpaid Dividend Equivalents shall be vested and any Cash Award payable pursuant to the applicable Agreement shall be adjusted in such as provided in the Agreement.

          8.2 Change of Control. The Committee, at any time before complete termination of an Option or the lapsing of restrictions on Restricted Shares, may, in its sole discretion, accelerate the time or times at which such Option may be exercised in whole or in part or accelerate the vesting of such Restricted

     Shares, as applicable. Except to the extent provided in the applicable Agreement, the Holder's Employment Agreement with the Company, a Subsidiary or Parent, as approved by the Committee, or other written agreement approved by the Committee (as such agreement may be amended from time to time), Options granted and not previously exercisable shall not become exercisable upon a Change of Control (as defined herein) and the restrictions to which any Restricted Shares granted prior to the Change of Control are subject shall not lapse upon such Change of Control.

     For this purpose, a "Change of Control" shall have the meaning specified in the applicable Agreement, the Holder's Employment Agreement with the Company, a Subsidiary or Parent, as approved by the Committee, or other written agreement approved by the Committee (as such agreement may be amended from time to time).

9.   Termination of Employment

          9.1 General. If a Holder's employment shall terminate prior to the complete exercise of an Option (or deemed exercise thereof), then such Option shall thereafter be exercisable solely to the extent provided in the applicable Agreement; provided, however, that (a) no Option may be exercised after the scheduled expiration date of such Option; (b) if the Holder's employment terminates by reason of death or Total Disability, the Option shall remain exercisable for a period of one year following such termination (but not later than the scheduled expiration of such Option);
     and (c) any termination by the Company for cause will be treated in accordance with the provisions of Section 9.2.

          9.2 Termination by Company for Cause. If a Holder's employment with the Company or a Subsidiary shall be terminated by the Company or such Subsidiary during the Restriction Period with respect to any Restricted Shares or prior to the exercise of any Option for cause (for these purposes, cause shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall mean insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity) then (a) all Options held by such Holder shall immediately terminate and (b) such Holder's rights to all Restricted Shares, Retained Distributions, any unpaid Dividend Equivalents and any Cash Awards shall be forfeited immediately.

          9.3 Miscellaneous. The Board may determine whether any given leave of absence constitutes a termination of employment. Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company or a Subsidiary.

10.  Right of Company to Terminate Employment

          Nothing contained in the Plan or in any Award shall confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Holder at any time, with or without cause; subject, however, to the provisions of any employment agreement between the Holder and the Company or any Subsidiary.

11.  Nonalienation of Benefits

          No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

12.  Written Agreement

          Each award of Restricted Shares and any right to a Cash Award hereunder shall be evidenced by a restricted shares agreement and each grant of an Option shall be evidenced by a stock option agreement which shall designate the Options granted thereunder as ISOs or Nonqualified Stock Options, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Board from time to time shall approve; provided however, that such Awards may be evidenced by a single agreement. The effective date of the granting of an Award shall be the date on which the Board approves such grant. Each grantee of an Option or Restricted Shares shall be notified promptly of such grant and a written Agreement shall be promptly executed and delivered by the Company and the grantee, provided that such grant of Options or Restricted Shares shall terminate if such written Agreement is not signed by such grantee and delivered to the Company within 60 days after the date the Board approved such grant or if the effectiveness of such grant is conditioned upon the grantee becoming an employee of the Company or one of its subsidiaries, the execution by the grantee of an employment agreement with the Company or one of its subsidiaries or any other similar condition, within 60 days after the occurrence of such condition, if later. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Board deems appropriate.

13.  Adjustment Upon Changes in Capitalization, Etc.

          The Committee may make or provide for such adjustments in the maximum number of shares of Common Stock specified in Section 3.1 and in Section 5.1, in the number of shares of Common Stock covered by outstanding Awards granted hereunder and/or in the exercise price, grant price or purchase price applicable to such Awards or such other adjustments in the number and kind of securities received upon the exercise of Awards, as the Committee in its sole discretion may determine is equitably required to prevent dilution or enlargement of the rights of Holders or to otherwise recognize the effect that otherwise would result from any stock split, stock dividend, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin- off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. If any merger, consolidation or similar transaction affects the Common Stock subject to any unexercised or unvested Award theretofore granted under the Plan, the Committee or a committee of the board of directors of any surviving or acquiring corporation shall take such action as is equitable and appropriate to substitute a new award for such Award or to assume such Award in order to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award. If any such change or action shall occur, the number and kind of shares for which Awards may be thereafter granted under the Plan shall be adjusted to give effect thereto.

14.  Right of First Refusal

          The Agreements may contain such provisions as the Board shall determine to the effect that if a Holder elects to sell all or any shares of Common Stock that such Holder acquired upon the exercise of an Option or upon the vesting of Restricted Shares awarded under the Plan, then such Holder shall not sell such shares unless such Holder shall have first offered in writing to sell such shares to the Company at Fair Market Value on a date specified in such offer (which date shall be at least three business days and not more than 10 business days following the date of such offer). In any such event, certificates representing shares issued upon exercise of Options and the vesting of Restricted Shares shall bear a restrictive legend to the effect that transferability of such shares are subject to the restrictions contained in the Plan and the applicable Agreement and the Company may cause the registrar of its Common Stock to place a stop transfer order with respect to such shares.

15.  Termination and Amendment

          15.1 General. No Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Board may at any time prior to the tenth anniversary of the Effective Date terminate the Plan, and the Board may at any time modify or amend the Plan in such respects as it shall deem advisable; provided, however, that any such modification or amendment shall comply with all applicable laws, applicable stock exchange listing requirements, applicable requirements for exemption (to the extent necessary) under Rule 16b-3 under the Exchange Act and applicable requirements under Section 162(m) of the Code.

          15.2 Modification. No termination, modification or amendment of the Plan may, without the consent of the person to whom any Award shall theretofore have been granted, adversely affect the rights of such person with respect to such Award. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 15.1), the Committee may amend outstanding Agreements with any Holder, including, without limitation, any amendment which would (a) accelerate the time or times at which the Award may be exercised or vested and/or (b) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may but solely with the Holder's consent, agree to cancel any Award under the Plan and issue a new Award in substitution therefor, provided that the Award shall satisfy all of the requirements of the Plan as of the date such new Award is made.

16.  Effectiveness of the Plan

          The Plan shall become effective upon approval by the vote of a majority of the voting securities of the Company present, either in person or by proxy, and entitled to vote at a duly called and held meeting of stockholders of the Company. Prior to the Effective Date, the Board may, in its discretion, grant or authorize the making of Awards under the Plan as if the Effective Date had occurred, provided that the exercise of Options and the vesting of Restricted Shares so granted or made shall be expressly subject to the occurrence of the Effective Date.

17.  Government and Other Regulations

          The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange on which the Common Stock may be listed. For so long as the Common Stock is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (a) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all sales of Common Stock that may be issued to Holders under the Plan and (b) to file in a timely manner all reports required to be filed by it under the Exchange Act.

18.  Withholding

          The Company's obligation to deliver shares of Common Stock or pay cash in respect of any Award or Cash Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements.

19.  Separability

          If any of the terms and provisions of this Plan conflict with the requirements of Rule 16(b)-3 under the Exchange Act and/or section 422 of the Code, then such terms and provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3, and/or with respect to ISO, section 422 of the Code. With respect to ISO, if the Plan does not contain any provision required to be included herein under section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein; provided, further, that to the extent any Option which is intended to qualify as an ISO cannot so qualify, such Option, to that extent, shall be deemed to be a Nonqualified Stock Option for all purposes of the Plan.

20.  Nonexclusivity of the Plan

          Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

21.  Exclusion from Pension and Profit-Sharing Computation

          By acceptance of an Award or Cash Award, as applicable, each Holder shall be deemed to have agreed that such Award or Cash Award, as applicable, is special incentive compensation that it will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or Subsidiary. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award or Cash Award, as applicable, will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

22.  Governing Law

          The Plan shall be governed by, and construed in accordance with, the laws of the state of Delaware.

                         INSIGNIA FINANCIAL GROUP, INC.
          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned hereby constitutes and appoints Andrew L. Farkas and John K. Lines, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares (unless a lesser number is specified on the reverse side) of the Class A Common Stock, $0.01 par value, of Insignia Financial Group, Inc. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Hotel, 220 North Main Street, Greenville, South Carolina at 10:00 a.m. on April 30, 1997, and at any adjournment thereof (the "Annual Meeting"), and with discretionary authority to vote with respect to (i) matters which the Board of Directors of the Company does not know a reasonable time before the solicitation of this proxy are to be presented at the Annual Meeting, (ii) the election of any person as a Director of the Company if any nominee for such position named below is unable to serve or for good cause will not serve, and
(iii) matters incident to the conduct of the Annual Meeting, hereby revoking all proxies heretofore given with respect to such shares, with all power that the undersigned would possess if personally present, as follows:

(1) ELECTION OF DIRECTORS               FOR THE NOMINEES LISTED BELOW           WITHHOLD AUTHORITY
                                        (EXCEPT AS MARKED TO THE CONTRARY       TO VOTE FOR THE NOMINEES
                                        BELOW)                                  LISTED BELOW

    (INSTRUCTION: To withhold authority to vote for the nominee, strike the nominee's name in the space provided below.)

  Andrew L. Farkas     Robert J. Denison       Robin L. Farkas     Merril M. Halpern
  Robert G. Koen       Michael I. Lipstein     Buck Mickel

(2) PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED, TO AUTHORIZE 50,000,000 ADDITIONAL SHARES OF COMMON STOCK.
    FOR                    AGAINST                    ABSTAIN
                 (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)
  PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE

(3) PROPOSAL TO APPROVE AMENDMENT TO THE
    INSIGNIA 1992 STOCK INCENTIVE PLAN
    INCREASING AGGREGATE SHARES OF COMMON STOCK
    FROM 4,666,666 TO 5,250,000.
    FOR          AGAINST         ABSTAIN
(4) PROPOSAL TO APPROVE BONUS PLANS FOR TWO KEY
    EXECUTIVES.
    FOR          AGAINST         ABSTAIN
(5) RATIFICATION OF THE SELECTION OF ERNST &
    YOUNG LLP AS INDEPENDENT AUDITORS OF THE
    ACCOUNTS OF THE COMPANY FOR THE YEAR ENDING
    DECEMBER 31, 1997.
    FOR          AGAINST         ABSTAIN
(6) WITH DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.
 A VOTE FOR PROPOSALS 2, 3, 4 AND 5 ARE UNANIMOUSLY RECOMMENDED BY THE BOARD OF
                                   DIRECTORS.
                                              This proxy will be voted in the
                                              manner specified. If no
                                              specification is made, this proxy
                                              will be voted FOR each of the
                                              nominees for director and FOR
                                              Proposals 2, 3, 4 and 5.
                                              PLEASE SIGN HERE AND RETURN
                                              PROMPTLY
                                              Dated                       , 1997
                                              Please sign exactly as your name
                                              appears at left. If the stock is
                                              registered in the names of two or
                                              more persons, each must sign.
                                              Executors, administrators,
                                              trustees, guardians, attorneys and
                                              corporate officers must show their
                                              full titles.